As filed with the Securities and Exchange Commission on June 9, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BRISTOW GROUP INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	72-0679819
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2000 W. Sam Houston Pkwy. S.,
Suite 1700
Houston, Texas 77042
(713) 267-7600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Randall A. Stafford
Vice President and General Counsel,
Corporate Secretary
2000 W. Sam Houston Pkwy. S.,
Suite 1700
Houston, Texas 77042
(713) 267-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

John D. Geddes
Baker Botts L.L.P.
One Shell Plaza
910 Louisiana
Houston, Texas 77002
(713) 229-1234

	Jurisdiction of	I.R.S. Employer
Exact Name of Additional Registrants	Incorporation/Organization	Identification Number
Air Logistics, L.L.C.	Louisiana	72-1412904
Air Logistics of Alaska, Inc.	Alaska	92-0048121
Airlog International, Ltd.	Delaware	72-0679819

Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of	Amount to be Registered/Proposed Maximum Aggregate
Securities to be Registered	Offering Price/Amount of Registration Fee(1)(2)
Debt Securities	—
Common Stock, par value $0.01 per share(2)	—
Preferred Stock, par value $0.01 per share	—
Warrants	—
Guarantees of Debt Securities(3)	—

(1)	There is being registered hereunder such indeterminate number or amount of debt securities, common stock, preferred stock, warrants and guarantees of debt securities as may from time to time be issued at indeterminate prices and as may be issuable upon conversion, redemption, exchange, exercise or settlement of any securities registered hereunder, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or with other securities registered hereunder. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee.
(2)	Each share of our common stock includes an associated Preferred Share Purchase Right.
(3)	Air Logistics, L.L.C., Air Logistics of Alaska, Inc. and Airlog International, Ltd. may fully and unconditionally guarantee any series of debt securities of Bristow Group Inc. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered.

Prospectus

Bristow Group Inc.

Senior Debt Securities
Subordinated Debt Securities
Common Stock
Preferred Stock
Warrants
Guarantees of Debt Securities

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Any debt securities we issue under this prospectus may be guaranteed by Air Logistics, L.L.C., Air Logistics of Alaska, Inc. and Airlog International, Ltd., our wholly owned subsidiaries.

We will provide the specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the symbol “BRS.”

You should consider carefully the risk factors on page 2 of this prospectus and in any applicable prospectus supplement before purchasing any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2008.

About This Prospectus

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of the offering. The prospectus supplement and any pricing supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read this prospectus, the prospectus supplement and any pricing supplement, in addition to the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus, the prospectus supplement and any pricing supplement. We have not authorized anyone to provide you with different information. You should assume that the information appearing in or incorporated by reference into this prospectus, any prospectus supplement and any pricing supplement is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.

i

Bristow Group Inc.

We are the leading provider of helicopter services to the worldwide offshore energy industry based on the number of aircraft operated. We are one of two helicopter service providers to the offshore energy industry with global operations. We have operations in most of the major offshore oil and gas producing regions of the world, including in the North Sea, the U.S. Gulf of Mexico, Nigeria and Australia. We have a long history in the helicopter services industry through Bristow Helicopters Ltd. and Offshore Logistics, Inc., having been founded in 1955 and 1969, respectively.

We provide helicopter services to a broad base of major, independent, international and national energy companies. Customers charter our helicopters to transport personnel between onshore bases and offshore platforms, drilling rigs and installations. A majority of our helicopter revenue is attributable to oil and gas production activities, which have historically provided a more stable source of revenue than exploration and development related activities. Additionally, our Global Training division is approved to provide helicopter flight training to the commercial pilot and flight instructor level by both the U.S. Federal Aviation Administration and the European Joint Aviation Authority. The Global Training division supports, coordinates, standardizes, and in the case of the Bristow Academy schools, directly manages our flight training activities.

We use the pronouns “we”, “our” and “us” and the terms “Bristow Group” and the “Company” to refer collectively to Bristow Group Inc. and its consolidated subsidiaries and affiliates, unless the context indicates otherwise. We also own interests in other entities that we do not consolidate for financial reporting purposes, which we refer to as unconsolidated affiliates, unless the context indicates otherwise. Bristow Group, Bristow Aviation Holdings Limited, its consolidated subsidiaries and affiliates, and the unconsolidated affiliates are each separate corporations, limited liability companies or other legal entities, and our use of the terms “we”, “our” and “us” does not suggest that we have abandoned their separate identities or the legal protections given to them as separate legal entities. The term “you” refers to a prospective investor.

Our principal executive offices are located at 2000 W. Sam Houston Pkwy. S., Suite 1700, Houston, Texas, 77042. Our telephone number is (713) 267-7600. Our website address is www.bristowgroup.com. Information contained on our website does not constitute part of this prospectus.

Risk Factors

An investment in our securities involves risks. You should carefully consider all of the information contained in or incorporated by reference in this prospectus and other information which may be incorporated by reference in this prospectus or any prospectus supplement as provided under “Where You Can Find More Information,” including the risks described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. This prospectus also contains forward-looking statements that involve risks and uncertainties. Please read “Forward-Looking Statements.” Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks described elsewhere in this prospectus or any prospectus supplement and in the documents incorporated by reference into this prospectus or any prospectus supplement. If any of these risks occur, our business, financial condition or results of operations could be adversely affected. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.

Forward-Looking Statements

This prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements about our future business, strategy, operations, capabilities and results; use of proceeds; financial projections; plans and objectives of our management; expected actions by us and by third parties, including our customers, competitors and regulators; and other matters. Some of the forward-looking statements can be identified by the use of words such as “believes”, “belief”, “expects”, “plans”, “anticipates”, “intends”, “projects”, “estimates”, “may”, “might”, “would”, “could” or other similar words; however, all statements in this prospectus, other than statements of historical fact or historical financial results are forward-looking statements.

Our forward-looking statements reflect our views and assumptions on the date we are filing this prospectus regarding future events and operating performance. We believe that they are reasonable, but they involve known and unknown risks, uncertainties and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Accordingly, you should not put undue reliance on any forward-looking statements. Factors that could cause our forward-looking statements to be incorrect and actual events or our actual results to differ from those that are anticipated include all of the following:

•	the risks and uncertainties described under “Risk Factors” in this prospectus, in any prospectus supplement and in the “Risk Factors” and other sections of the documents that we incorporated by reference into this prospectus, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and in our other reports filed with the SEC;

•	the level of activity in the oil and natural gas industry is lower than anticipated;

•	production-related activities become more sensitive to variances in commodity prices;

•	the major oil companies do not continue to expand internationally;

•	market conditions are weaker than anticipated;

•	we are unable to acquire additional aircraft due to limited availability;

•	we are not able to re-deploy our aircraft to regions with the greater demand;

•	we do not achieve the anticipated benefit of our fleet capacity expansion program;

•	the outcome of the United States Department of Justice (“DOJ”) investigation relating to our internal review of Foreign Corrupt Practices Act and other matters, which is ongoing, has a greater than anticipated financial or business impact; and

•	the outcome of the DOJ antitrust investigation, which is ongoing, has a greater than anticipated financial or business impact.

All forward-looking statements in this prospectus are qualified by these cautionary statements and are only made as of the date of this prospectus. We do not undertake any obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Proceeds

Unless we inform you otherwise in the prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including:

•	helicopter purchases,

•	acquisitions,

•	working capital,

•	capital expenditures,

•	repayment or refinancing of debt, and

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of other short-term indebtedness.

Ratio of Earnings to Fixed Charges and Earnings to Combined Fixed Charges and
Preferred Stock Dividends

The following table sets forth our consolidated ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Fiscal Year Ended March 31,
	2004		2005		2006		2007		2008

Ratio of Earnings to Fixed Charges	4.1	x	5.0	x	4.3	x	5.4	x	4.5	x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	4.1	x	5.0	x	4.3	x	3.7	x	3.2	x

For purposes of this table, “earnings” are defined as income from continuing operations before provision for income taxes and minority interest, undistributed earnings of unconsolidated equity affiliates, amortization of capitalized interest and fixed charges, less capitalized interest. “Fixed charges” consist of interest (whether expensed or capitalized), amortization of debt issuance costs, and the estimated interest portion of rental expense deemed to be representative of interest.

Description of Debt Securities

The debt securities will be senior debt securities or subordinated debt securities. We will describe in a supplement to this prospectus the specific terms of each series of debt securities being offered, including the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other debt securities and the name of the trustee under the applicable indenture. The debt securities will be issued under a senior indenture or a subordinated indenture. The forms of these indentures are filed as exhibits to the registration statement of which this prospectus forms a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Bristow Group Inc. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness. The indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Description of Guarantees of the Debt Securities

If specified in the applicable prospectus supplement, one or more of our subsidiaries Air Logistics, L.L.C., Air Logistics of Alaska, Inc. or Airlog International, Ltd. will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Description of Capital Stock

The following description of our common stock, our preferred stock, our certificate of incorporation, as amended, our amended and restated bylaws and our stockholder rights agreement, as amended, are summaries thereof and are qualified by reference to our certificate of incorporation, as amended, our amended and restated bylaws and rights agreement, as amended. For more detail, please see our certificate of incorporation and the amendments thereto, our amended and restated bylaws and our rights agreement, as amended, and the amendments thereto, each of which is incorporated herein by reference.

General

We are authorized to issue 90,000,000 shares of common stock, par value $.01 per share, 8,000,000 shares of preferred stock, par value $.01 per share, of which 1,000,000 shares have been designated as Series A Junior Participating Preferred Stock and 4,600,000 shares have been designated as 5.50% Mandatory Convertible Preferred Stock. We are authorized to issue capital stock in certificated or uncertificated form.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Our common stock has non cumulative voting rights, meaning that the holders of more than 50% of the voting power of the shares voting for the election of directors can elect 100% of the directors if they choose to do so. In such event, the holders of the remaining less-than-50% of the voting power of the shares voting for the election of directors will not be able to elect any directors. Subject to any preferential rights of any outstanding shares of preferred stock, the holders of the common stock are entitled to such dividends as may be declared from time-to-time at the discretion of the board of directors out of funds legally available therefore. Holders of common stock are entitled to share ratably in our net assets upon liquidation after payment or provision of all liabilities and any preferential liquidation rights of any preferred stock then outstanding. The holders of common stock have no preemptive rights to purchase additional shares of our capital stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any other of our securities. Our common stock is subject to certain restrictions and limitations on ownership by non-U.S. citizens. See “— Certificate of Incorporation and Bylaws — Foreign Ownership.”

BNY Mellon Shareowner Services is the registrar and transfer agent for our common stock. Our common stock is listed on the New York Stock Exchange under the symbol “BRS.”

Preferred Stock

The rights of holders of common stock are subject to the rights of holders of any preferred stock. Our board of directors is empowered, without approval of the stockholders, to cause shares of preferred stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it.

Among the specific matters that may be determined by the board of directors, and may be included in any prospectus supplement relating to any series of preferred stock we are offering, are the following:

•	the number of shares that shall constitute any such series and whether the number of shares may be increased or decreased by action of our board of directors;

•	whether the shares of any such series shall be convertible into or exchangeable for shares of stock of any other class or classes or shares of any other series of the same class;

•	the price or prices, or the rate or rates, of conversion if our board of directors determines that the shares of any such series shall be convertible;

•	any limitations or restrictions to be effective while any shares of any such series are outstanding upon the payment of dividends or the making of other distributions or upon the acquisition in any manner by the company or any of our subsidiaries of any of the shares of the company’s common, preferred, or other class or classes of stock;

•	any conditions or any restrictions upon the creation of indebtedness of the company or any of our subsidiaries or upon the issuance of any additional stock of any kind while the shares of any series are outstanding;

•	the annual rate of dividends, if any, payable on the shares of any such series and the conditions upon which such dividends shall be payable;

•	whether dividends, if authorized, shall be cumulative and, if so, the date from which such dividends shall be cumulative;

•	voting rights, if any;

•	when and at what price or prices (whether in cash or in debentures of the company) the shares of any such series shall be redeemable or, at the option of the company, exchangeable or both;

•	whether the shares of any such series shall be subject to the operation of any purchase, retirement or sinking fund or funds and, if so, the terms and provisions relative to the operation of any such fund or funds; and

•	the amount payable on the shares of any such series in the event of voluntary liquidation, dissolution or winding up of the affairs of the company; and any other powers, preferences and relative, participating, option and other special rights, and any qualifications, limitations and restrictions thereof.

Our board of directors may change the designation, rights, preferences, descriptions and terms of, and the number of shares in, any series of which no shares thereof have been issued. We will file the form of preferred stock with the SEC before issuance, and you should read the form of preferred stock for provisions that may be important to you. Our preferred stock is subject to certain restrictions and limitations on ownership by non-U.S. citizens. See “— Certificate of Incorporation and Bylaws — Foreign Ownership.”

The issuance of preferred stock, while providing us with flexibility in connection with possible acquisitions and other corporate purposes, could reduce the relative voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

The issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, could be used to discourage an attempt to obtain control of our company. For example, if, in the exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal was not in the best interest of our stockholders, the Board could authorize the issuance of a series of preferred stock containing class voting rights that would enable the holder or holders of this series to prevent a change of control transaction or make it more difficult. Alternatively, a change of control transaction deemed by the Board to be in the best interest of our stockholders could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.

5.50% Mandatory Convertible Preferred Stock

The following is a summary of certain provisions of the certificate of designations for the 4,600,000 shares of 5.50% Mandatory Convertible Preferred Stock issued in a public offering in September and October 2006 for net proceeds of $222.6 million.

Conversion.  Unless converted earlier pursuant to the terms discussed below, on September 15, 2009, the 5.50% Mandatory Convertible Preferred Stock will convert into common stock based on the following conversion rates:

Market Value of	Number of Shares of	Total Number of Shares of
Common Stock on	Common Stock Issued	Common Stock Issued
September 15,	for Each Share of	for 4,600,000 Shares of
2009	Preferred Stock	Preferred Stock

$35.26 or less	1.4180	6,522,800
Between $35.26 and $43.19	1.4180 to 1.1577	6,522,799 to 5,324,961
$43.19 or greater	1.1576	5,324,960

The “Market Value” of our common stock is the average of the closing price per share of our common stock on each of the 20 consecutive trading days ending on the third trading day immediately preceding the mandatory conversion date. Each share of 5.50% Mandatory Convertible Preferred Stock is convertible at the holder’s option at any time into approximately 1.1576 shares of our common stock based on a conversion price of $43.19 per share, subject to specified adjustments; however, upon such optional conversion of 5.50% Mandatory Convertible Preferred Stock, we will make no payment of any future dividends. If, at any time prior to the mandatory conversion date, the closing price per share of our common stock exceeds $64.785, subject to anti-dilution requirements, for at least 20 days within a period of 30 consecutive trading days, we may elect to cause the conversion of all of the 5.50% Mandatory Convertible Preferred Stock then outstanding at the conversion rate of 1.1576 shares of common stock (or a total of 5,324,960 shares of common stock upon conversion of 4,600,000 shares of 5.50% Mandatory Convertible Preferred Stock), subject to specified adjustments including payment of unpaid future dividends. There are also conversion and other requirements applicable upon the cash acquisition of our company.

Dividends.  Annual cumulative cash dividends of $2.75 per share of 5.50% Mandatory Convertible Preferred Stock are payable quarterly on the fifteenth day of each March, June, September and December. Holders of the 5.50% Mandatory Convertible Preferred Stock on the mandatory conversion date will have the right to receive the dividend due on such date (including any accrued, cumulated and unpaid dividends), whether or not declared, to the extent we are legally permitted to pay such dividends at such time.

Ranking.  With respect to both dividend rights and rights upon liquidation, winding-up or dissolution, the 5.50% Mandatory Convertible Preferred Stock will rank senior to all classes of common stock of the company and the Series A Junior Participating Preferred Stock and each other class of capital stock or series of preferred stock established subsequently unless provided otherwise by our board of directors. The 5.50% Mandatory Convertible Preferred Stock will rank junior to, or on parity with, any class of capital stock or series of preferred stock established subsequently by our board of directors, the terms of which expressly provide that such class or series will rank senior to, or on parity with, as applicable, the 5.50% Mandatory Convertible Preferred Stock.

Voting.  The shares of the 5.50% Mandatory Convertible Preferred Stock shall have no voting rights except as required by Delaware law from time to time or as follows:

•	upon a “Voting Rights Triggering Event,” which is generally defined as our failure to pay dividends on the 5.50% Mandatory Convertible Preferred Stock with respect to six or more dividend periods, the

5.50% Mandatory Convertible Preferred Stock, voting as a single class with any other securities on parity with similar voting rights (the “Voting Rights Class”), will be entitled to elect two additional directors of our company;

•	we shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the outstanding 5.50% Mandatory Convertible Preferred Stock and the Voting Rights Class, create, authorize or issue any class of series of securities senior thereto; and

•	we shall not, without the affirmative vote or consent of the holders of at least 66 2/3% of the voting power of the outstanding 5.50% Mandatory Convertible Preferred Stock, amend, alter or repeal any of the provisions of our certificate of incorporation or any certificate of designation that would adversely affect the rights, preferences or voting powers of the 5.50% Mandatory Convertible Preferred Stock.

In exercising any voting rights, each share of 5.50% Mandatory Convertible Preferred Stock shall be entitled to one vote.

Certificate of Incorporation and Bylaws

Stockholder Meetings

Our bylaws provide that special meetings of our stockholders may be called only by our president or by a resolution of our directors.

Certain Limitations on Stockholder Actions

Our bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed;

•	propose any repeal or change in our bylaws; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

In order to bring a proposal before an annual meeting of stockholders, our bylaws require that a stockholder deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary containing the following information:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	any material interest of the stockholder in the proposal and the beneficial owner, if any, on whose behalf the proposal is made;

•	the name, address and number of shares owned beneficially and of record by the stockholder or the beneficial owner on whose behalf the nomination or proposal is being made, if any; and

•	with respect to each person nominated for election to our board of directors, all information relating to such person that is required to be disclosed in proxy statements with respect to the election of directors by Section 14A of the Exchange Act and the related rules of the SEC.

Our bylaws provide that only such business may be conducted at a special meeting of stockholders as has been brought before the meeting by the company’s notice of meeting. Nominations of persons for election to our board of directors may be made at a special meeting by our board of directors or, provided that our board has determined that directors shall be elected at such meeting, by our stockholders. In order to nominate a person for election to our board of directors at a special meeting of stockholders, a stockholder must deliver timely notice of such nomination to our corporate secretary. Such notice must contain the information described above with respect to notices of nomination of persons for election to our board of directors at annual meetings of stockholders.

To be timely, a stockholder must generally deliver notice:

•	in connection with an annual meeting of stockholders, not earlier than the close of business on the 90th day prior to and not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice is required not earlier than the 90th day prior to such annual meeting and not later than the later of the 60th day prior to the annual meeting or the 10th day following the day on which we first publicly announce the date of such meeting; or

•	in connection with the election of a director at a special meeting of stockholders, not earlier than the close of business on the 90th day prior to and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which we first publicly announce the date of such meeting.

Limitation of Liability of Directors

Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability as a result of any of the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. Furthermore, our certificate of incorporation provides that, if the Delaware General Corporation Law is amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of our directors shall be limited or eliminated to the extent permitted by the Delaware General Corporation Law, as then amended.

Our bylaws provide that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. We will pay such expenses in advance of the final disposition of such action only when we receive an undertaking to repay such amounts if it is ultimately determined that the person is not entitled to be indemnified by us. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment. We have entered into indemnification agreements with each of our directors that provide that we will indemnify the indemnitee against, and advance certain expenses relating to, liabilities incurred in the performance of such indemnitee’s duties on our behalf to the fullest extent permitted under Delaware law and our bylaws.

Foreign Ownership

We are subject to the Federal Aviation Act, under which our aircraft may be subject to deregistration, and we may lose our ability to operate within the United States, if persons other than citizens of the United States should come to own or control more than 25% of our voting interest. Consistent with the requirements of the Federal Aviation Act, our certificate of incorporation, as amended, provides that persons or entities that are not “citizens of the United States” (as defined in the Federal Aviation Act) shall not collectively own or control more than 25% of the voting power of our outstanding capital stock (the “Permitted Foreign Ownership Percentage”) and that, if at any time persons that are not citizens of the United States nevertheless collectively own or control more than the Permitted Foreign Ownership Percentage, the voting rights of our outstanding voting capital stock in excess of the Permitted Foreign Ownership Percentage owned by certain stockholders who are not citizens of the United States shall automatically be suspended. These voting rights will be suspended in reverse chronological order by date of registry until the number of voting shares held by persons that are not citizens of the United States is less than or equal to the Permitted Foreign Ownership Percentage. Our certificate of incorporation, as amended, further authorizes us to redeem any such suspended shares to the extent necessary for us to comply with any present or future requirements of the Federal Aviation Act.

Stockholder Rights Plan

We adopted the Rights Plan on February 9, 1996. The Rights Plan was amended in May 1997, January 2003 and February 2006. The Rights Plan is designed to assure that our stockholders receive fair and equal treatment in the event of any proposed takeover of our company and to guard against partial tender offers, squeeze-outs, open market accumulations and other abusive tactics to gain control without paying all stockholders a fair price. The Rights Plan was not adopted in response to any specific takeover proposal.

The following is a description of the terms of the preferred share purchase rights (the “Rights”) as set forth in the Rights Agreement, as amended to the date of this prospectus. This description is only a summary, and is not complete, and should be read together with the Rights Plan and each amendment thereto, each of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

On February 8, 1996, our board of directors declared a dividend of one Right for each share of our common stock. The dividend distribution was made on February 29, 1996 to stockholders of record on that date. Each Right entitles the registered holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share (the “Preferred Shares”), of our company at a price of $50.00 per one one-hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment.

Until the earlier to occur of (1) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) have acquired beneficial ownership of 10% or more of our outstanding common stock or (2) 10 business days (or such later date as may be determined by action of our board of directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more of our outstanding common stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the common stock share certificates outstanding as of the Record Date, by such common stock share certificate with a copy of the Summary of Rights attached thereto. Notwithstanding the foregoing, certain institutional investors are permitted to acquire and hold no more than 12.5% of our outstanding common stock without becoming an Acquiring Person, provided that the common stock is held in the ordinary course of the investor’s business and not with the purpose nor with the effect of changing or influencing the control of our company.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with shares of common stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new common stock share certificates issued after the Record Date upon transfer or new issuance of shares of common stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of common stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of common stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the shares of our common stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on February 28, 2009 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by us, in each case, as described below.

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (2) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (3) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the shares of common stock or a stock dividend on shares of our common stock payable in shares of common stock or subdivisions, consolidations or combinations of shares of our common stock occurring, in any such case, prior to the Distribution Date.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of our common stock. Each Preferred Share will have 100 votes, voting together with the shares of our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of our common stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions.

Because of the nature of the Preferred Shares’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one share of our common stock.

In the event that we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of our common stock having a market value of two times the exercise price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of our common stock, our board of directors may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of our common stock, or one one-hundredth of a Preferred Share (or of a share of a class or series of our preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at our election, be evidenced by depositary receipts) and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding shares of our common stock, the board of directors may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as our board of directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

The terms of the Rights may be amended by our board of directors without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (1) the sum of .001% and the largest percentage of the outstanding shares of common stock then known to us to be beneficially owned by any person or group of affiliated or associated persons and (2) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of our company, including, without limitation, the right to vote or to receive dividends.

The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire our company in a manner or on terms not approved by our board of directors. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the board of directors, nor should the Rights interfere with any merger or business combination approved by our board of directors prior to an Acquiring Person’s acquiring 10% or more of the shares of our common stock.

Delaware Business Combination Statute

We have elected to be subject to Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. Section 203 prevents an “interested stockholder,” which is defined generally as a person owning 15% or more of a corporation’s voting stock, or any affiliate or associate of that person, from engaging in a broad range of “business combinations” with the corporation for three years after becoming an interested stockholder unless:

•	the board of directors of the corporation had previously approved either the business combination or the transaction that resulted in the stockholder’s becoming an interested stockholder;

•	upon completion of the transaction that resulted in the stockholder’s becoming an interested stockholder, that person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, other than statutorily excluded shares; or

•	following the transaction in which that person became an interested stockholder, the business combination is approved by the board of directors of the corporation and holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specific business combinations proposed by an interested stockholder following the announcement or notification of designated extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors.

Section 203 may make it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. Section 203 also may have the effect of preventing changes in our management and could make it more difficult to accomplish transactions which our stockholders may otherwise deem to be in their best interests.

Description of Warrants

We may issue warrants to purchase debt securities, common stock, preferred stock, rights or other securities of the Company or any other entity or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

•	the title of the warrants;

•	the aggregate number of warrants offered;

•	the designation, number and terms of the debt securities, common stock, preferred stock, rights or other securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the warrants;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other terms of the warrants.

Plan of Distribution

We may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers or through agents. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of the securities from us and, if the purchase price is not payable in U.S. dollars, the currency or composite currency in which the purchase price is payable;

•	the net proceeds to us from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any commissions paid to agents.

Sale Through Underwriters or Dealers

If we use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to conditions, and the underwriters will be obligated to purchase all the securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued at any time.

If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities directly. In that event, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock.

We or one of our affiliates may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or otherwise.

The third parties in any of the sale transactions described above will be underwriters and will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

We may have agreements with the agents, dealers and underwriters to indemnify them against civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may engage in transactions with us or perform services for us in the ordinary course of their businesses.

The securities may or may not be listed on a national securities exchange. We cannot assure you that there will be a market for the securities.

Legal Matters

The validity of the offered securities and other matters in connection with any offering of the securities will be passed upon for us by Baker Botts L.L.P., Houston, Texas, our outside counsel. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel, which will be named in the related prospectus supplement.

Experts

The consolidated financial statements of Bristow Group Inc. as of March 31, 2008 and 2007, and for each of the years in the three-year period ended March 31, 2008, and management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2008, have been incorporated by reference herein, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the March 31, 2008, consolidated financial statements refers to a change in the method of accounting for uncertainty in income taxes as of April 1, 2007, the method of accounting for defined benefit plans as of March 31, 2007, and the method of accounting for stock-based compensation plans as of April 1, 2006.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this registration statement and any other document we file at the Public Reference Room of the SEC, 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov and on our website at http://www.bristowgroup.com. However, the information on our website does not constitute a part of this prospectus. Reports and other information concerning us can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol “BRS.”

This prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of or incorporated by reference into the registration statement.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or superseded the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and future filings we make with the SEC (File No. 001-31617) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” but not “filed,” unless we specifically provide that such “furnished” information is to be incorporated by reference) after the effectiveness of this registration statement and until the termination of offerings under this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, which was filed with the SEC on May 21, 2008; and

•	the description of our common stock contained in our Registration Statement on Form 8-A/A, filed on March 7, 2003, and any subsequent amendment thereto filed for the purpose of updating such description.

We will provide, at no charge, to any person, including any beneficial owner, to whom a prospectus is delivered, a copy of any and all documents that have been incorporated by reference into this prospectus. Requests for copies of any such document should be made by written or oral request to:

Bristow Group Inc.
2000 W. Sam Houston Pkwy S., Suite 1700
Houston, Texas 77042
Attention: Corporate Secretary
Telephone number is (713) 267-7600

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

All expenses in connection with the offering described in this registration statement will be paid by us. Such expenses are estimated as follows:*

SEC registration fee	$	*
Printing expenses		200,000
Accounting fees and expenses		165,000
Legal fees and expenses		400,000
Trustee fees and expenses		15,000
Rating agency fees and expenses		50,000
Miscellaneous		120,000

Total		$950,000

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).

Item 15.	Indemnification of Directors and Officers.

Indemnification of Directors and Officers.

Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not eliminate or limit the liability of a director for (1) any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law (the “DGCL”) for unlawful payment of dividends or stock purchases or redemptions or (4) any transaction from which the director derived an improper personal benefit. The certificate of incorporation of each of Bristow Group Inc. and Airlog International, Ltd. provide that, to the fullest extent of Delaware law, none of its directors will be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding if: (1) he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (2) with respect to any criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses, including attorneys’ fees, actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if the person is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must also indemnify a present or former director or officer who has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her. Expenses, including attorneys’ fees, incurred by a director or officer, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and the advancement of expenses is not exclusive of any other rights a person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Under the DGCL, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that a person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, had reasonable cause to believe that his or her conduct was unlawful.

The certificate of incorporation and bylaws of each of Bristow Group Inc. and Airlog International, Ltd. authorize indemnification of any person entitled to indemnity under law to the full extent permitted by law.

Delaware law also provides that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against any liability asserted against and incurred by such person, whether or not the corporation would have the power to indemnify such person against such liability. Bristow Group Inc. and Airlog International, Ltd. will maintain, at their respective expense, insurance policies that insure their respective officers and directors, subject to customary exclusions and deductions, against specified liabilities that may be incurred in those capacities. In addition, Bristow Group Inc. has entered into indemnification agreements with each of its directors that provide that it will indemnify the indemnitee against, and advance certain expenses relating to, liabilities incurred in the performance of such indemnitee’s duties on our behalf to the fullest extent permitted under Delaware law and bylaws.

Article VI of the bylaws of Air Logistics of Alaska, Inc. provide that each director, member of a committee, officer, agent and employee of the corporation, and each former director, member of a committee, officer, agent and employee of the corporation, and any person who may have served at its request as a director, officer, agent or employee of another corporation in which it is a creditor, and his heirs, and personal representative shall be indemnified by the corporation against all loss or damage suffered and all costs and expenses imposed upon or incurred by him in connection with or arising out of any action, suit or proceedings, (whether civil or criminal in nature) in which he may be involved, to which he may be a party by reason of being or having been (or his personal representative or estate having been) such director, member of a committee, officer, agent or employee, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in performance of his duty. Article VI of the bylaws of Air Logistics of Alaska, Inc. also provides that no person shall be liable to the corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him in good faith, as a director, member of a committee or officer of the corporation, if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used under the circumstances in the conduct of his own affairs, and Alaska law provides that a corporation must indemnify a director, officer, employee, or agent of the corporation who has been successful on the merits or otherwise in defense of an action or proceeding against expenses and attorney fees, actually and reasonably incurred in connection with the defense.

With respect to Air Logistics, L.L.C., a Louisiana limited liability company, Section 1314 of the Louisiana Limited Liability Company Law provides that a member or manager: (i) is protected in discharging his duties in relying in good faith upon specified records, opinions and other information, unless he has knowledge that makes such reliance unwarranted; (ii) will not be liable for any action taken on behalf of the LLC if he performed the duties of his office in compliance with Section 1314; (iii) will not be personally liable to the LLC or its members for monetary damages unless he engaged in grossly negligent conduct or conduct that demonstrates a greater disregard of the duty of care than gross negligence; (iv) in making business judgments, fulfills his duty by making such judgments in good faith, if he does not have a conflict of interest with respect to the business judgment, is informed with respect to the subject of the business judgment to the extent the member or manager reasonably believes to be appropriate under the circumstances and rationally believes that the judgment is in the best interests of the LLC and its members. Section 1314 further provides that a person alleging a breach of the duty owed by a member or manager to an LLC has the burden of proving the alleged breach of duty, including the inapplicability of specified provisions of Section 1314 as to the fulfillment of the duty, and, in a damage action, the burden of proving that the breach was the legal cause of damage suffered by the LLC.

Item 16.	Exhibits

EXHIBIT INDEX

			Incorporated by Reference to
			Registration or	Form or		Exhibit
	Exhibits		File Number	Report	Date	Number

(3)	Articles of Incorporation and By-laws
	(1)	Delaware Restated Certificate of Incorporation for Bristow Group Inc. dated August 2, 2007	001-31617	10-Q	August 2007	3(1)
	(2)	Amended and Restated By-laws for Bristow Group Inc.	333-147690	S-4/A	January 10, 2008	3(2)
	(3)	Articles of Organization of Air Logistics, L.L.C., dated October 6, 1997	333-107148	S-4	July 18, 2003	3.12
	(4)	Operating Agreement of Air Logistics, L.L.C., dated October 7, 1997, as amended	333-107148	S-4	July 18, 2003	3.13
	(5)	Articles of Incorporation of Air Logistics of Alaska, Inc., dated November 26, 1974, as amended	333-107148	S-4	July 18, 2003	3.14
	(6)	Bylaws of Air Logistics of Alaska, Inc., dated January 2, 1975	333-107148	S-4	July 18, 2003	3.15
	(7)	Certificate of Incorporation of Airlog International, Ltd. dated June 13, 2002	333-147690	S-4	November 28, 2007	3.7
	(8)	Bylaws of Airlog International, Ltd. dated June 13, 2002	333-147690	S-4	November 28, 2007	3.8
	(9)	Certificate of Series A Junior Participating Preferred Stock	001-31617	10-Q	June 2005	3(5)
	(10)	Certificate of Designation of 5.50% Mandatory Convertible Preferred Stock	001-31617	8-A12B	September 15, 2006	14(1)
(4)	Instruments defining the rights of security holders including indentures
	(1)†	Form of indenture relating to the senior debt securities
	(2)†	Form of indenture relating to the subordinated debt securities
	(3)	Rights Agreement and Form of Rights Certificate	000-05232	8-A	February 1996	4

			Incorporated by Reference to
			Registration or	Form or		Exhibit
	Exhibits		File Number	Report	Date	Number

	(4)	First Amendment to Rights Agreement	000-05232	8-A/A	May 1997	5
	(5)	Second Amendment to Rights Agreement	000-05232	8-A/A	January 2003	4.3
	(6)	Third Amendment to Rights Agreement, dated as of February 28, 2006, between Bristow Group Inc. and Mellon Investor Services LLC	000-05232	8-A/A	March 2, 2006	4.2
(5)†	Opinion of Baker Botts L.L.P.
(12)†	Statement re Computation of Ratios
(23)†	(1)	Consent of KPMG LLP
	(2)	Consent of Baker Botts LLP (included in Exhibit 5)
(24)†	Power of Attorney
(25)†	Statement of Eligibility of Trustee

†	Furnished herewith.

We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) any required opinion of our counsel as to certain tax matters relative to the securities offered hereby or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of the applicable trustee.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(8) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(9) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(10) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on June 9, 2008.

BRISTOW GROUP INC.
(Registrant)

By:	/s/ Perry L. Elders
Perry L. Elders
Executive Vice President and
Chief Financial Officer

AIR LOGISTICS OF ALASKA, INC.
(Subsidiary Guarantor)

By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President

AIR LOGISTICS, L.L.C.
(Subsidiary Guarantor)

By:	/s/ Randall A. Stafford
Randall A. Stafford
Manager

AIRLOG INTERNATIONAL LTD.
(Subsidiary Guarantor)

By:	/s/ Randall A. Stafford
Randall A. Stafford
Vice President

BRISTOW GROUP INC.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 9, 2008.

Signature	Title

/s/ William E. Chiles William E. Chiles	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Perry L. Elders Perry L. Elders	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Elizabeth D. Brumley Elizabeth D. Brumley	Vice President and Chief Accounting Officer (Principal Accounting Officer)

* Thomas N. Amonett	Director

* Charles F. Bolden, Jr.	Director

* Peter N. Buckley	Director

* Stephen J. Cannon	Director

* Jonathan H. Cartwright	Director

* Michael A. Flick	Director

* Thomas C. Knudson	Director

* Ken C. Tamblyn	Director

/s/ Randall A. Stafford * By: Randall A. Stafford (Attorney-in-Fact)

AIR LOGISTICS OF ALASKA, INC.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 9, 2008.

Signature	Title

/s/ Randall A. Stafford Randall A. Stafford	Director

/s/ Michael R. Suldo Michael R. Suldo	Director

AIR LOGISTICS, L.L.C.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 9, 2008.

Signature	Title

/s/ Randall A. Stafford Randall A. Stafford	Manager

/s/ Michael R. Suldo Michael R. Suldo	Manager

AIRLOG INTERNATIONAL LTD.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 9, 2008.

Signature	Title

/s/ Randall A. Stafford Randall A. Stafford	Director

/s/ Joseph A. Baj Joseph A. Baj	Director

EXHIBIT INDEX

			Incorporated by Reference to
			Registration or	Form or		Exhibit
	Exhibits		File Number	Report	Date	Number

(3)	Articles of Incorporation and By-laws
	(1)	Delaware Restated Certificate of Incorporation for Bristow Group Inc. dated August 2, 2007	001-31617	10-Q	August 2007	3(1)
	(2)	Amended and Restated By-laws for Bristow Group Inc.	333-147690	S-4/A	January 10, 2008	3(2)
	(3)	Articles of Organization of Air Logistics, L.L.C., dated October 6, 1997	333-107148	S-4	July 18, 2003	3.12
	(4)	Operating Agreement of Air Logistics, L.L.C., dated October 7, 1997, as amended	333-107148	S-4	July 18, 2003	3.13
	(5)	Articles of Incorporation of Air Logistics of Alaska, Inc., dated November 26, 1974, as amended	333-107148	S-4	July 18, 2003	3.14
	(6)	Bylaws of Air Logistics of Alaska, Inc., dated January 2, 1975	333-107148	S-4	July 18, 2003	3.15
	(7)	Certificate of Incorporation of Airlog International, Ltd. dated June 13, 2002	333-147690	S-4	November 28, 2007	3.7
	(8)	Bylaws of Airlog International, Ltd. dated June 13, 2002	333-147690	S-4	November 28, 2007	3.8
	(9)	Certificate of Series A Junior Participating Preferred Stock	001-31617	10-Q	June 2005	3(5)
	(10)	Certificate of Designation of 5.50% Mandatory Convertible Preferred Stock	001-31617	8-A12B	September 15, 2006	14(1)
(4)	Instruments defining the rights of security holders including indentures
	(1)†	Form of indenture relating to the senior debt securities
	(2)†	Form of indenture relating to the subordinated debt securities
	(3)	Rights Agreement and Form of Rights Certificate	000-05232	8-A	February 1996	4
	(4)	First Amendment to Rights Agreement	000-05232	8-A/A	May 1997	5
	(5)	Second Amendment to Rights Agreement	000-05232	8-A/A	January 2003	4.3
	(6)	Third Amendment to Rights Agreement, dated as of February 28, 2006, between Bristow Group Inc. and Mellon Investor Services LLC	000-05232	8-A/A	March 2, 2006	4.2
(5)†	Opinion of Baker Botts L.L.P.
(12)†	Statement re Computation of Ratios
(23)†	(1)	Consent of KPMG LLP
	(2)	Consent of Baker Botts LLP (included in Exhibit 5)
(24)†	Power of Attorney
(25)†	Statement of Eligibility of Trustee

†	Furnished herewith.

We will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby, (iv) any required opinion of our counsel as to certain tax matters relative to the securities offered hereby or (v) any Statement of Eligibility and Qualification under the Trust Indenture Act of the applicable trustee.